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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                               TELCOBUY.COM, INC.

                                  ARTICLE FIRST

         The name of the corporation (herein called the "Corporation") is telcobuy.com, Inc.

                                 ARTICLE SECOND

         Its registered office in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name and address of its registered agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

                                  ARTICLE THIRD

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 270,000,000 shares, consisting of
(A) 20,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock "), and (B) 250,000,000 shares of Common Stock, $0.01 par value (the "Common Stock").

         The designations, preferences and relative, participating, optional or other special rights, and qualifications, limitation or restrictions of each class of stock are as follows:

                                 PREFERRED STOCK

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the designation of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or
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acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to designate the Preferred Stock in one or more series, and in connection with the designation of any such series, by resolution providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.


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                                  COMMON STOCK

         Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders, including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                                  ARTICLE FIFTH

         The name and mailing address of the incorporator is as follows:

                                 Connie B. Walsh
                           211 N. Broadway, Suite 3600
                               St. Louis, MO 63102

                                  ARTICLE SIXTH

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:


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         (a) The number of directors of the Corporation shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

         (b) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors (whether or not a quorum of the Board of Directors remains in office), or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (c) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

             (i) To make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation.

             (ii) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging


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         or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

             (iii) To determine whether any, and if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus.

             (iv) To fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

             (v) By resolution or resolutions, passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-laws of the Corporation, and subject to the limitations of Section 141(c) of the General Corporation Law of the State of Delaware, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

             (vi) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, the Board of Directors shall


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         have power and authority to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

             The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

         (d) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

         (e) A director and a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee thereof, or in relying in good faith upon other records of the Corporation.

         (f) No contract or other transaction of the Corporation shall be affected by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that at the meeting of the Board of Directors or of the committee thereof authorizing or confirming such contract or transaction there shall be present a quorum of


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directors not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected.

         (g) Any contract or act that shall be approved or ratified by the vote of the holders of a majority of the Voting Stock of the Corporation having voting power which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for that purpose, among others, of considering the approval or ratification of the acts of officers and/or directors (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all of its stockholders as though it had been approved or ratified by every stockholder of the Corporation.

         (h) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (h).

                                 ARTICLE SEVENTH

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner


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as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                 ARTICLE EIGHTH

         No Director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware or any successor provision;
(iv) for any transaction from which such Director derived an improper personal benefit; or (v) for acts or omissions occurring prior to the date of the effectiveness of this provision. Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of the State of Delaware is amended or enacted to permit further elimination or limitation of the personal liability of a Director, the personal liability for the Corporation's Directors shall be limited or eliminated to the fullest extent permitted by the applicable law. This provision shall not affect any provision permitted under the General Corporation Law of the State of Delaware, in this Certificate of Incorporation, By-laws or


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contract or resolution of the Corporation indemnifying or agreeing to indemnify a Director of the Corporation against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of a Director of the Corporation with respect to acts or omissions occurring prior to such repeal or modification.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate on the 14th day of March, 2000.

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                                    Connie B. Walsh, Incorporator


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